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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-45557) of ERP Operating Limited Partnership and in the related Prospectus of our report dated February 16, 2000, except for Note 22, as to which the date is March 20, 2000, with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                      /s/ Ernst & Young LLP

                                                      Ernst & Young LLP



Chicago, Illinois
March 23, 2000